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                               JANUS ASPEN SERIES
                              JANUS ADVISER SERIES
                              JANUS INVESTMENT FUND

                              SECRETARY CERTIFICATE

The undersigned, being the Secretary of Janus Aspen Series ("JAS") and Janus Adviser Series ("JAD"), each a trust with transferable shares of the type commonly called a Delaware statutory trust (each a "Trust"), and the Secretary of Janus Investment Fund ("JIF"), a trust with transferable shares of the type commonly called a Massachusetts business trust (a "Trust" and, collectively with JAD and JAS, the "Trusts"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of JAS and JAD by their Amended and Restated Trust Instruments dated December 29, 2005, and March 18, 2003, respectively, and of JIF by its Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, each as may be amended from time to time, and by the affirmative vote of a majority of the Trustees of each Trust, none of whom are "interested persons" of the Trusts (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended), at a meeting duly called and held on March 12, 2009, the following resolution was adopted:

     RESOLVED, that the Trustees of Janus Investment Fund, Janus Aspen Series and Janus Adviser Series (collectively, the "Trusts") ratify amendments to the Trusts' current joint insured fidelity bond issued by ICI Mutual Insurance Company (the "Bond") in the form of Riders 18 and 19 to the Bond, each in substantially the form presented in connection with this meeting, with such changes as discussed at this meeting.

IN WITNESS WHEREOF, the undersigned has set her hand and seal this 15th day of April, 2009.


                                        /s/ Stephanie Grauerholz-Lofton
                                        ----------------------------------------
                                        Stephanie Grauerholz-Lofton, Secretary

STATE OF COLORADO                   )
                                    )   ss.
CITY AND COUNTY OF DENVER           )

     BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Adviser Series, Janus Aspen Series and Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 15th day of April, 2009.

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My Commission Expires:                  /s/ Lynn D. Williams
06-08-2011                              ----------------------------------------
                                        Lynn D. Williams
                                        Notary Public